Exhibit 10.10

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”) is made and entered into as of 1 September 2021 (the “Effective Date”), by and between Exscientia LIMITED (registered number 13483814), a private limited company incorporated in England and Wales whose registered office is The Schrodinger Building, Oxford Science Park, Oxford OX4 4GE, United Kingdom, which will be re-registered as a public limited company named Exscientia plc prior to the IPO (as defined below) (the “Company”) and Bill & Melinda Gates Foundation, a Washington charitable trust that is a tax-exempt private foundation organized and existing under the laws of Washington and having its principal place of business at 500 Fifth Avenue North, Seattle, Washington 98109, United States (the “Subscriber”).

BACKGROUND

(A)        Whereas, the Subscriber, the Company and Exscientia AI Limited (registered number SC428761), a private limited company incorporated under the laws of Scotland (“Exscientia”) will enter into that certain Global Access Commitments Agreement dated on or around the date hereof (the “Global Access Agreement”) pursuant to which the Company and Exscientia have agreed to research, discover, and develop small molecule anti-infective therapeutics with respect to certain diseases to further significantly the accomplishment of the Subscriber’s charitable purposes, including the relief of the poor, distressed and underprivileged and reducing the burden of disease in developing countries, as set forth in the Global Access Agreement.

(B)        Whereas, in furtherance of its charitable mission, the Subscriber desires to provide funding to the Company to be used by the Company and Exscientia solely for the purpose of carrying out the scope of work pursuant to the Global Access Agreement. Accordingly, the Company and the Subscriber desire to enter into this Agreement, pursuant to which the Subscriber agrees to subscribe for US$35,000,000 of the Company’s American Depositary Shares (“ADSs”), each ADS representing one of the ordinary shares in the capital of the Company (the “Ordinary Shares”) in a private placement that will close concurrently with the Company’s initial public offering (“IPO”) of ADSs as described herein.

AGREEMENT

Now, Therefore, in consideration of the foregoing recitals and the mutual promises, warranties, and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Subscription. Subject to the terms and conditions hereof, in the event that the Company consummates an IPO pursuant to an effective registration statement (the “Registration Statement”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”), the Subscriber shall, in a concurrent private placement exempt from the registration requirements of the Securities Act, subscribe for that number of ADSs, rounded down to avoid fractional ADSs (the “Securities”), determined by dividing US$35,000,000 (thirty five million U.S. dollars) (the “Subscription Amount”) by the price per ADS at which the ADSs are offered for subscription to the public in the IPO, as set forth on the cover page of the final prospectus for the IPO (the “IPO Price”) and such purchase will occur concurrently with, and be conditioned upon, the closing of the IPO.

2.             Agreement To Subscribe.

2.1           Subscription for the Securities. Subject to the terms and conditions hereof, the Subscriber hereby applies for and agrees to subscribe for, and the Company accepts such application and will allot and issue to the Subscriber, in a concurrent private placement exempt from the registration requirements of the Securities Act, the Securities at a subscription price per ADS equal to the IPO Price.

2.2           Closing Date. The subscription for the Securities (the “Closing”) shall take place, subject to the satisfaction or waiver of the Conditions (other than those Conditions that are to be satisfied on the Closing) simultaneously with the closing of the IPO at such place as may be mutually agreed between the Company and the Subscriber (the date of such Closing is hereinafter referred to as the “Closing Date”).

2.3           Actions by the Subscriber and the Company at Closing. At the Closing, the Subscriber shall pay the Subscription Amount by wire transfer of immediately available funds to an account specified in writing by the Company and provided to the Subscriber no later than two business days prior to the Closing Date and, subject to receipt thereof, the Company will issue the Securities by (a) causing the CREST account of the nominee of Citibank, N.A., the Company’s depositary for its ADS program (the “Depositary”), to be credited with the Securities issued and sold hereunder, and (b) instructing the Depositary to issue restricted, uncertificated ADSs evidencing the Securities in the name of the Subscriber, in an account of the Company’s restricted ADS facility, and provide evidence of the same to the Subscriber, no later than five business days after the Closing Date.

3.             Warranties of the Company.

Except as may be disclosed in the Registration Statement or separately provided by the Company to the Subscriber prior to the date hereof, the Company hereby warrants to the Subscriber as follows as of the date hereof and as of the Closing Date (except for the warranties that speak as of a specific date, which shall be made as of such date):

3.1           Organization; Qualification. The Company is a company duly incorporated, validly existing and in good standing under the laws of England and Wales and has all requisite corporate power and authority to carry on its business as now conducted. The Company has at all times complied with all provisions of its articles of association (the “Articles”) and is not in default under, or in violation of, any such provision of the Articles. The Company is not, and has never been, a “shell company,” as described in paragraphs (i)(1)(i) and (ii) of Rule 144 promulgated under the Securities Act.

3.2           Capitalization. The issued share capital of the Company and details of the securities convertible, exercisable or exchangeable therefor as of immediately prior to the Closing, including the holders thereof, will be disclosed in the Registration Statement.

3.3           Authorization; Binding Obligations. The Company has all requisite power and authority to execute and deliver this Agreement and any and all instruments necessary or appropriate in order to effectuate fully the terms and conditions contained herein and all related transactions and to perform its obligations hereunder. This Agreement has been and the allotment, issuance, and delivery of the Securities will be duly authorized by all necessary action on the part of the Company, and the Agreement has been duly executed by the Company and constitutes the valid and legally binding obligation of the Company enforceable in accordance with its terms and conditions. The authorization, allotment, issuance, and delivery of the Securities will be duly authorized by all requisite action of the Company’s board of directors (the “Board”) and shareholders.

3.4           Valid Issuance of the Securities; Exemption from Registration. When issued in accordance with this Agreement, the ADSs and underlying Ordinary Shares will be (i) duly and validly issued, fully paid, free of any liens, options, encumbrances, proxies, adverse claims or restrictions imposed by the Company except as set forth in the Companies Act 2006 or the Articles and (ii) assuming the accuracy of the Subscriber’s warranties in this Agreement at the time of such issuance, exempt from registration and/or qualification under the Securities Act and all applicable U.S. state securities laws, and issued in compliance with all applicable securities laws.

3.5           Non-Contravention. No consent, approval, notice, order or authorization of, or registration, qualification, designation, declaration or filing with, any U.S. or UK governmental authority (other than filings required to be made in accordance with the Companies Act 2006) on the part of the Company or the Depositary is required in connection with (i) the authorization and execution of this Agreement or (ii) the authorization, allotment and issuance of the Securities pursuant to this Agreement. The Company is not in violation or default of any instrument, judgment, order, writ, decree or contract to which the Company is a party or by which the Company is bound or of any provision of any statute, rule or regulation applicable to the Company, which violation or default would materially and adversely affect the business of the Company.

3.6           Compliance with Securities Laws; No Integration. Assuming the accuracy of the Subscriber’s warranties, (i) no registration of the Securities is required under the Securities Act or any applicable US state securities laws in connection with the allotment and issue of the Securities to the Subscriber and (ii) the allotment and issuance of the Securities to the Subscriber will not be in violation of the Articles, in each case when such Securities are allotted and issued in accordance with this Agreement. Neither the Company nor its subsidiaries or any affiliates, nor any person acting on its or their behalf, has, directly or indirectly, made any offers or sales of any ADSs or Ordinary Shares under circumstances that would adversely affect reliance by the Company on Section 4(a)(2) and Regulation D of the Securities Act for the exemption from registration of Securities issued pursuant to a private placement, as contemplated by this Agreement, or would otherwise require registration of the Securities under the Securities Act as an integrated offering.

3.7           Investment Company. The Company is not and, immediately after giving effect to the allotment and issue of the Securities, will not be required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended.

3.8           No General Solicitation. Except with respect to the ADSs sold in the IPO, neither the Company nor its subsidiaries or any affiliates, nor any person acting on its or their behalf, has offered or sold any of the Securities by any form of general solicitation or general advertising.

3.9           IPO Registration Statement. The IPO Registration Statement to be filed with the Securities and Exchange Commission (the “Commission”) will conform, and the final prospectus forming a part of the Registration Statement (the “Prospectus”) and any further amendments or supplements to the Registration Statement or the Prospectus, will conform, in all material respects, to the requirements of the Securities Act and the rules and regulations of the Commission thereunder and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto, and as of its date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

3.10        “Bad Actor” Status. Neither the Company nor any of its Rule 506(d) Related Parties (as defined below) is a “bad actor” within the meaning of Rule 506(d) promulgated under the Securities Act. For purposes of this Agreement, “Rule 506(d) Related Party” shall mean a person or entity covered by the “Bad Actor disqualification” provision of Rule 506(d) of the Securities Act.

4.             Warranties of the Subscriber.

4.1           Investment Warranties.

(a)           The Subscriber warrants to the Company that: (i) it is an “accredited investor” as defined in Rule 501(a) of Regulation D of the Securities Act; (ii) it has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company’s stage of development, so as to be able to evaluate the risks and merits of its investment in the Company and it is able financially to bear the risks thereof; (iii) it has had an opportunity to discuss the Company’s business, management and financial affairs with the Company’s management; and (iv) its financial condition is such that it is able to bear the risk of holding the Securities for an indefinite period of time and can bear the loss of the entire investment in such securities.

(b)           This Agreement is made in reliance upon the Subscriber’s express representations that (i) the Securities being subscribed for by the Subscriber are being acquired for the Subscriber’s own account (and not on behalf of any other person or entity) and not with a view to, or for sale in connection with, the distribution thereof, nor with any present intention of distributing or selling the Securities or any portion thereof; (ii) the Subscriber was not organized for the specific purpose of acquiring the Securities; and (iii) the Securities will not be sold by the Subscriber without registration under the Securities Act and applicable state securities laws, or an exemption therefrom.

(c)           Subject to Section 7.3, the Subscriber understands that until such time as the Securities shall have been registered under the Securities Act and applicable state securities laws or shall have been transferred in accordance with an opinion of counsel reasonably satisfactory to the Company and the Depositary that such registration is not required, stop transfer instructions shall be issued to the Company’s Depositary, and any certificate or certificates representing such Securities shall bear a restrictive legend stating that such Securities have not been registered under the Securities Act and applicable state securities laws and referring to restrictions on the transferability and sale thereof. The Subscriber further understands that its warranties hereunder will not preclude disposition of the Securities without registration thereof, in compliance with Rule 144 promulgated under the Securities Act (“Rule 144”).

4.2           Receipt of Information. The Subscriber believes it has received all the information the Subscriber considers necessary or appropriate for deciding whether to purchase the Securities. The Subscriber has been afforded an opportunity to ask questions of and receive answers from representatives of the Company concerning the terms and conditions of this Agreement, the subscription for the Securities, the Company’s business, operations, market potential, capitalization, financial condition and prospects, and all other matters deemed relevant by the Subscriber. The foregoing, however, does not limit or modify the warranties of the Company in Section 3 of this Agreement.

4.3           Authorization. The Subscriber has all requisite power and authority to execute and deliver this Agreement. This Agreement constitutes the valid and legally binding obligation of the Subscriber, enforceable against the Subscriber in accordance with its terms.

4.4           “Bad Actor” Status. The Subscriber hereby warrants that neither it nor any of its Rule 506(d) Related Parties is a “bad actor” within the meaning of Rule 506(d) promulgated under the Securities Act.

4.5           Legends. The Subscriber understands and agrees that the certificates or confirmations evidencing or confirming the Securities, or any other securities issued in respect of the Securities upon any share split, share consolidation, recapitalization, or similar event, shall bear the restrictive legend in substantially the following form, subject to Section 7.3.

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT RELATED THERETO AND COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, A VALID EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS OR AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS.”

4.6       Restricted ADS Facility. The Subscriber agrees that it shall not, prior to the day on which the Securities have become freely transferrable under the Securities Act and under any terms of this Agreement including but not limited to Section 6.1 and Section 7, deposit the Securities into the unrestricted ADS facility of the Company with the Depositary nor request the issuance by such depositary of any unrestricted ADSs or American Depositary Receipts in respect of the Securities.

5.             Conditions To Closing (the “Conditions”).

5.1           Conditions to the Subscriber’s Obligations at the Closing. The obligations of the Subscriber under this Agreement are subject to the satisfaction (or, if permitted by law, waiver in writing by the Subscriber), at or prior to the Closing Date, of the following conditions:

(a)           No Injunction, etc. No preliminary or permanent injunction or other binding order, decree or ruling issued by a court or governmental agency shall be in effect which shall have the effect of preventing the consummation of the transactions contemplated by this Agreement. No action or claim shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling or charge would be reasonably likely to (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation or (iii) have the effect of making illegal the purchase of, or payment for, any of the Securities by the Subscriber.

(b)           Warranties True. The warranties in Section 3 made by the Company shall be true and correct in all material respects (except for such warranties that are qualified by materiality, which shall be true and correct in all respects) on and as of the Closing Date with the same effect as though such warranties had been made on and as of such date, except to the extent expressly made as of a specified date, which shall be true and correct as of such date.

(c)           Performance. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing Date.

(d)           Securities Law Compliance. The offer and sale of the Securities to the Subscriber pursuant to this Agreement shall be exempt from the registration requirements of the Securities Act and the registration and/or qualification requirements of all applicable state securities laws.

(e)           Consents, Permits, and Waivers. All consents, permits and waivers, if any, of any governmental authority or regulatory body that are required in connection with the transactions contemplated by this Agreement shall have been duly obtained and shall be effective on and as of the Closing.

(f)            Documents. The Company shall deliver or procure the delivery to the Subscriber of the Global Access Agreement, duly executed by the Company and Exscientia.

5.2           Conditions to Obligations of the Company. The obligations of the Company under this Agreement are subject to the satisfaction (or, if permitted by law, waiver in writing by the Company), on or prior to the Closing Date, of the following conditions:

(a)           Warranties True. The warranties in Section 4 made by the Subscriber shall be true and correct in all material respects (except for such warranties that are qualified by materiality which shall be true and correct in all respects) on and as of the Closing with the same effect as though such warranties had been made on and as of the Closing.

(b)           Performance. The Subscriber shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing Date.

(c)           Securities Law Compliance. The offer and sale of the Securities to the Subscriber pursuant to this Agreement shall be exempt from the registration requirements of the Securities Act and the registration and/or qualification requirements of all applicable state securities laws.

(d)           Consents, Permits, and Waivers. All consents, permits and waivers, if any, of any governmental authority or regulatory body that are required in connection with the transactions contemplated by this Agreement shall have been duly obtained and shall be effective on and as of the Closing.

(e)           Documents. The Subscriber shall deliver or procure the delivery to the Company of the Global Access Agreement, duly executed by the Subscriber.

(f)            Lock-Up Agreement. The Subscriber shall have executed and delivered a lock-up agreement in a form reasonably acceptable to the Company and the underwriters of the IPO, and such agreement shall be in full force and effect as of the Closing.

6.             Covenants and Agreements

6.1           Standstill Provision. Subject to Section 6.2 of this Agreement, during the six month period commencing on the effective date of the IPO Registration Statement (the “Standstill Period”), without the prior written approval of the Board, neither the Subscriber, any of the Subscriber’s controlled Affiliates nor any of the Subscriber’s representatives acting on behalf of or in concert with the Subscriber will, in any manner, directly or indirectly:

(a)           make, effect, initiate or participate in (i) any acquisition of beneficial ownership of any voting securities of the Company (“Voting Securities”) (including derivatives thereof) or debt securities, except as a result of a share split, share dividend or other pro rata distribution made by the Company to its shareholders and in which the Subscriber participates solely in its capacity as a shareholder of the Company or (ii) any acquisition of all or a material portion of the assets of the Company and its subsidiaries on a consolidated basis or (iii) any tender offer, takeover offer, exchange offer, merger, business combination, scheme of arrangement, recapitalization, restructuring, liquidation, dissolution or extraordinary transaction involving the Company or any subsidiary of the Company or involving any securities or assets of the Company or any securities or assets of any subsidiary of the Company (provided that the Subscriber may tender its securities in any tender or exchange offer made by any third party provided that the Subscriber is not in breach of Section 6.1 of this Agreement), or (iv) any “solicitation” of “proxies” (as those terms are used in the proxy rules of the Commission) or consents with respect to the Voting Securities;

(b)           form, join or participate in a “group” (as defined in the Exchange Act and the rules promulgated thereunder) with respect to the beneficial ownership of any Voting Securities or debt securities of the Company or any subsidiary or division of the Company;

(c)           act, alone or in concert with others, to seek to control or influence the management, the Board or policies of the Company;

(d)           take any action that would reasonably be expected to cause the Company, the Subscriber or any other person to be required under applicable securities laws to make a public announcement regarding any of the types of matters set forth in Subsection 6.1(a);

(e)           agree or offer to take, or knowingly encourage or propose (publicly or otherwise) the taking of, any action referred to in Subsections 6.1(a), 6.1(b), 6.1(c), or 6.1(d);

(f)            assist, induce or encourage any other Person to take any action of the type referred to in Subsections 6.1(a), 6.1(b), 6.1(c), 6.1(d) or 6.1(e) (provided that the Subscriber shall not be deemed to be in violation of this clause (f) unless the person providing such assistance, inducement or encouragement knew or reasonably should have known at the time he or she did so that doing so violated this Section 6.1, or knew or reasonably should have known after such time and did not attempt to halt such actions);

(g)           enter into any discussions, negotiations, arrangement or agreement with any other Person with the intent to effect any of the foregoing (provided that the Subscriber shall not be deemed to be in violation of this clause (g) with respect to discussions or negotiations unless the person entering into such discussions or negotiations knew or reasonably should have known at the time he or she did so that doing so violated this Section 6.1 or knew or reasonably should have known after such time and did not attempt to halt such actions); or

(h)           request or propose (either directly or indirectly) that the Company or any of the Company’s representatives amend, waive or consider the amendment or waiver of any provision set forth in this Section 6 (including this sub-paragraph).

Notwithstanding any other provision of this Agreement to the contrary, (i) nothing in this Section 6.1 will be deemed to prohibit the Subscriber from confidentially communicating to the Board or the Company’s senior management or external financial advisors any non-public proposals regarding a possible transaction of any kind in such a manner as would not reasonably be expected to (x) require public disclosure thereof under applicable law or listing standards of any securities exchange; or (y) require either the Company or the Subscriber to take any public action under applicable law or listing standards of any securities exchange; and (ii) this Section 6.1 shall terminate upon a Fundamental Change Event. “Fundamental Change Event” means:

(a) the Company enters into, or publicly announces the intention to enter into, a definitive written agreement with any Person other than the Subscriber (or any of its Affiliates) to consummate a merger, consolidation or similar transaction pursuant to which (1) any Person other than the Subscriber (or any of its Affiliates) will acquire 50% or more of the issued voting share capital of the Company or (2) the Company and its subsidiaries will sell to any Person other than the Subscriber (or any of its Affiliates) all or substantially all of the consolidated assets of the Company and its consolidated subsidiaries;

(b) the Board of Directors of the Company recommends to the shareholders of the Company any acquisition by any Person of all or more than 50% of the issued voting share capital of the Company or all or substantially all of the consolidated assets of the Company and its consolidated subsidiaries;

(c) any Person or “group” (as defined in the Exchange Act and the rules promulgated thereunder) that is or includes a company (other than the Subscriber or any of the Subscriber’s controlled Affiliates) that is in the business of developing, marketing, selling or manufacturing human therapeutics (such company, a “Pharmaceutical Company”) acquires, or publicly announces a proposal or intention to acquire, Voting Securities representing 25% or more of the then outstanding Voting Securities; or

(d) any Person or “group” that is or includes a Pharmaceutical Company commences a tender or exchange offer to acquire 50% or more of the issued voting share capital of the Company.

Notwithstanding the foregoing, a Fundamental Change Event shall not include any internal reorganization transactions involving only the Company, one or more of its subsidiaries and/or any holding company formed for the purpose of such transactions. In addition, nothing contained herein shall limit the ability of the Company to make any disclosures required by applicable law. The expiration of the Standstill Period will not terminate or otherwise affect any other of the provisions of this Agreement. For purposes of Section 6.1, (y) “Affiliate” has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Exchange Act and (z) “Voting Securities” shall mean at any time securities of any class of the share capital of the Company which are entitled to vote generally in the election of directors including but not limited to ADSs and Ordinary Shares.

6.2           Restrictions on Transfer.

(a)           Until the expiration or earlier termination of the Standstill Period, the Subscriber will not Transfer any Securities; provided, however, that the Subscriber shall be permitted to Transfer any portion or all of its Securities, at any time under the following circumstances:

(i)            Transfers to any of its Affiliates, but only upon notice in writing to the Company and provided the transferee agrees in writing for the benefit of the Company (in form and substance reasonably satisfactory to the Company) to be bound by the terms and conditions of this Agreement. Transferee and the transferor will agree for the express benefit of the Company that the transferee shall Transfer any Securities back to the transferor at or before such time the transferee ceases to be an Affiliate of the transferor.

(ii)           Transfers that have been approved in writing by the Board.

(iii)          Transfers made pursuant to the Withdrawal Right (such term as is defined in the Global Access Agreement) in accordance with the Global Access Agreement.

(b)           Notwithstanding Subsection 6.2(a), the Subscriber may transfer up to 15% of the aggregate Securities held by the Subscriber and its Affiliates in each quarterly period.

(c)           In the event of any Transfer by the Subscriber of its Securities, the Subscriber shall notify the Company in writing of such Transfer. Additionally, in the event of any Transfer by the Subscriber to an Affiliate of the Subscriber, the pledgee, transferee or donee shall furnish the Company with a written agreement to be bound by the provisions of this Agreement, including but not limited to the provisions applicable to the Subscriber pursuant to this Section 6 (the “Transferee Agreement”). In addition to any other conditions set forth in this Agreement or as otherwise required by the Company, such Transfer to an Affiliate of the Subscriber shall not be valid unless and until the Company receives the Transferee Agreement. After the effectiveness of the Transfer, such pledgee, transferee or donee shall be treated as the “Subscriber” for purposes of this Agreement.

(d)           For purposes of this Section 6.2, “Transfer” by any Person means directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any securities beneficially owned by such Person or of any interest (including any voting interest) in any securities beneficially owned by such Person. For the avoidance of doubt, a transfer of control of the direct or indirect beneficial ownership of securities is a Transfer of such securities for purposes of this Agreement.

6.3           Registration Rights. The Company agrees that if and to the extent that it enters into an agreement with the Investors (as defined therein) to provide for registration rights as contemplated in its shareholders’ agreement dated 27 April 2021 (the “Shareholders’ Agreement”) in connection with the IPO, it shall enter into an agreement on substantially the same terms with the Subscriber. The Subscriber acknowledges, however, that if after consultation with the underwriters that are appointed for the registration, the total number of registrable securities requested to be included in the registration exceeds the number of registrable securities that can be included in the registration, then the number of securities that may be included in the registration shall be allocated to the Investors requesting inclusion of their securities in such registration and the Subscriber on a pro rata basis in accordance with their respective percentage share of the total ADSs that will be held by such Investors and the Subscriber immediately after the IPO.

7.             Rule 144

7.1           Rule 144 Reporting. With a view to making available to the Subscriber the benefits of certain rules and regulations of the Commission which may permit the sale of the Securities to the public without registration, the Company agrees to use commercially reasonable efforts to:

(A)           make and keep public information available, as those terms are understood and defined in Rule 144(c);

(b)           file or furnish with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act; and

(c)           furnish the Subscriber forthwith upon request (i) a written statement by the Company as to its compliance with the current public information requirement of Rule 144(c), (ii) an electronic copy of the most recent periodic report of the Company, and (iii) such other reports and documents as may be reasonably requested in availing the Subscriber of any rule or regulation of the Commission permitting the sale of any such securities without registration.

7.2           Removal of Restrictive Legend. Any ADSs representing the Securities, when issued, shall not bear the restrictive legend set forth in Section 4.6: (i) following a sale of such Securities pursuant to a registration statement covering the resale of such Securities, while such registration statement is effective under the Securities Act; (ii) following any sale of such Securities pursuant to Rule 144; (iii) if such Securities are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Securities and without volume or manner-of-sale restrictions; or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company agrees that at such time as the restrictive legend set forth in Section 4.6 is no longer required under this section, then no later than five (5) business days following the later of (a) delivery by the Subscriber to the Company of customary representations regarding the facts to support the removal of the restrictive legends; and (b) delivery to the Depositary, as the case may be, the information reasonably required by the Depositary in connection with such request, the Company shall (x) in the event that such Securities are certificated, deliver or cause to be delivered to the Subscriber a certificate representing such Securities that is free from such restrictive legend, or (y) cause its Depositary, as the case may be, to remove any such restrictive legend in the Company’s records of its share capital.

7.3           American Depositary Shares. For purposes of Section 6 and this Section 7, the term “Voting Securities” shall, as the context requires, be deemed to refer to any ADSs or Ordinary Shares.

8.             Miscellaneous.

8.1           Withdrawal Right. The Securities to be issued pursuant to this Agreement shall be subject to the Withdrawal Right (such term as is defined in the Global Access Agreement), and nothing in this Agreement is intended to limit, diminish or contradict the rights and obligations of the parties in the Global Access Agreement. In the event of any inconsistency between this Agreement and the Global Access Agreement, the Global Access Agreement shall control.

8.2           Costs and Expenses. Each Party shall bear its own costs and expenses in connection with negotiation of this Agreement. For the avoidance of doubt, the Subscriber will be responsible for any fees of the depositary that arise regarding its Securities.

8.3           Governing Law. This Agreement (and any dispute or claim relating to it or its subject matter (including non- contractual claims)) is governed by and is to be construed in accordance with English law.

8.4           Jurisdiction. The parties irrevocably agree that the courts of England and Wales shall have exclusive jurisdiction to settle any claim, dispute or issue (including non-contractual claims) which may arise out of or in connection with this Agreement or its enforceability.

8.5           Survival. The warranties of the Company and the Subscriber contained in or made pursuant to this Agreement shall survive any investigation made by the Subscriber, the execution and delivery of this Agreement and the Closing.

8.6           Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither the Company nor the Subscriber shall have the right to assign this Agreement without the prior written consent of the other party.

8.7           Entire Agreement. This Agreement including the exhibits and schedules attached hereto, constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and no party shall be liable for or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein and therein.

8.8           Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

8.9           Amendment and Waiver. This Agreement may be amended or modified, and the rights and the obligations of the Company and the rights and obligations of the Subscriber may be waived, only upon the written consent of the Company and the Subscriber.

8.10        Notices. All notices and other communications which are required or permitted hereunder will be in writing and sufficient if delivered personally, sent by electronic mail or facsimile (and promptly confirmed by personal delivery, registered or certified mail or overnight courier), sent by nationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

To the Company:	Exscientia Limited
The Schrodinger Building, Oxford Science Park, Oxford OX4 4GE, United Kingdom
Attention: Ben Taylor, CFO and Dan Ireland, VP, Legal
Email: brt@exscientia.ai and legal@exscientia.co.uk

With a copy, which shall not constitute notice, to:

Cooley (UK) LLP
22 Bishopsgate, London EC2N 4BQ
Attention: David Boles
Email: dboles@cooley.com

To the Subscriber:	Bill & Melinda Gates Foundation
PO Box 23350
Seattle, Washington
United States
Attention: Vidya Vasu-Devan, Director, Strategic Investment Fund and Keith Matthews, General Counsel
Email: SIFPortfolio@gatesfoundation.org and Keith.matthews@gatesfoundation.org

With a copy, which shall not constitute notice, to:

Morgan, Lewis & Bockius UK LLP
Condor House
Condor House, 5-10 St. Paul's Churchyard
London EC4M 8AL
UK
Attention: Jayne McGlynn
Email: celia.roady@ morganlewis.com; karen.abesamis@morganlewis.com; jayne.mcglynn@morganlewis.com or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any such notice will be deemed to have been given: (a) when delivered if personally delivered on a business day (or if delivered or sent on a non-business day, then on the next business day); (b) on the business day of receipt if sent by overnight courier or electronic mail; or (c) on the business day of receipt if sent by mail.

8.11        Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

8.12        Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Any or all parties may execute this Agreement by facsimile signature or scanned signature in PDF format and any such facsimile signature or scanned signature, if identified, legible and complete, shall be deemed an original signature and each of the parties is hereby authorized to rely thereon.

8.13        Broker’s Fees. Each party hereto warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with this Agreement or the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the warranties in this Section 8.13 being untrue.

8.14        Termination. The parties hereto may terminate this Agreement by mutual written agreement. This Agreement will terminate and cease to have any effect if Closing has not occurred by 31 December 2021 (or such later date as may be agreed in writing between the Company and the Subscriber). Any termination of this Agreement in accordance with this Section 8.14 shall be without prejudice to any accrued rights or obligations of any party to this Agreement.

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In Witness Whereof, the parties hereto have executed this Agreement as of the date first set forth above.

EXECUTED by EXSCIENTIA LIMITED acting	)
by a director	)

EXECUTED by the BILL & MELINDA GATES	)
FOUNDATION acting by a duly authorized	)
officer	)